EXHIBIT 99.1

IZEA Reports Q1 2021 Financial Results

ORLANDO, FL (May 13, 2021) - IZEA Worldwide, Inc. (NASDAQ: IZEA), the premier provider of influencer marketing technology, data, and services for the world’s leading brands, reported its financial and operational results for the first quarter ended March 31, 2021.

Q1 2021 Financial Summary Compared to Q1 2020
•Total revenue increased 13% to $5.4 million, compared to $4.8 million.
•Managed Services unit revenue increased 18% to $4.9 million, compared to $4.1 million.
•SaaS Services unit revenue decreased 21% to $504,000, compared to $639,000.
•Total costs and expenses decreased 32% to $7.4 million, compared to $10.9 million.
•Net loss was $2.0 million, compared to a net loss of $6.2 million.
•Adjusted EBITDA* decreased to $(1.4) million, compared to $(1.2) million.
Q1 2021 Operational Highlights
•Delivered all-time record Q1 Managed Services Bookings.
•Hit all-time record count of customers licensing IZEA SaaS products.
•BrandGraph reached 10 Million influencers analyzed.
•Launched the IZEA Partner Program.
•Introduced the Shake Parade of Stars.
•Added 3 partners to Influence+ United.
•Added social audio support in Shake.

* Adjusted EBITDA is a non-GAAP financial measure. Refer to the definition and reconciliation of this measure under “Use of Key Metrics and Non-GAAP Financial Measures”.

Management Commentary

“The first quarter was a continuation of the strong sales momentum we saw at the end of 2020,” said Ted Murphy, IZEA’s Chairman and CEO. “Managed Services Bookings growth in Q1 was remarkable, with a 130% YoY increase over the same period in 2020. At $6.4M in bookings, it is the best Q1 we have ever had for Managed Services, and a material increase from the $2.8M in bookings in Q1 of last year. The increase in both Q4 2020 and Q1 2021 bookings have yet to fully hit the revenue line, as many of the campaigns we are signing right now are large in scope and duration. We expect the lion’s share of those bookings to be recognized by the back half of this year.”

“We saw our SaaS licensing revenue stabilize and grow slightly this quarter vs. Q4 of 2020,” continued Murphy. “While we are still making our way through the SaaS pricing transition, we continue to see growth in our active customer base at our lower price points, particularly with our self-service offerings. We onboarded a record number of new IZEAx customers in Q1 2021, and despite the year over year decreases in overall SaaS Services revenue, our count of active SaaS customers continues to grow and hit an all-time high again at the end of the quarter.”

“As we look to Q2, we are off to a phenomenal start,” Murphy said. “Managed Services bookings have topped $7M for the quarter, already making Q2 the best quarter we have ever had – and we have half the quarter remaining. SaaS customer counts hit another record in April, and we are on the cusp of releasing meaningful improvements to our software platforms this quarter which should positively impact the acquisition of additional customers moving forward.”

Q1 2021 Financial Results

Total revenue in the first quarter of 2021 increased 13% to $5.4 million, compared to $4.8 million in the first quarter of 2020, with revenue from Managed Services increasing by $747,000, or 18%, to $4.9 million in the first quarter of 2020 compared to the first quarter of 2020 and revenue from SaaS Services decreasing by $135,000, or 21%, to $504,000 in the first quarter of 2021 compared to the first quarter of 2020.

Revenue from managed services improved on the strength of recent prior quarter bookings growth; demand for managed services is increasing as many customers are shifting more of their marketing spend to influencer marketing campaigns.

Revenue from SaaS Services decreased primarily as a result of lower license fees and lower margins on self-service marketplace spending. Licensee counts on all platforms are growing, however average license fees are lower due to competitive changes we implemented int eh summer of 2020 in response to COVID-related churn. We also lowered our pricing on selected self-service offerings, which impacted our current quarter margins on marketplace spending. Gross billings (a key metric, as further defined below) for SaaS Services decreased 11% to $1.7 million in Q1 2021, compared to $2.0 million in Q1 2020. Certain of our SaaS marketers decreased their spend levels as they transitioned from the TapInfluence platform to IZEAx and curtailed spending throughout 2020. The reduction in these gross billings resulted in the $135,000 decrease in SaaS Services Revenue in the first quarter of 2021 compared to the first quarter of 2020.

Total costs and expenses decreased 32% in the first quarter of 2021 to $7.4 million compared to $10.9 million in the corresponding quarter of 2020. This decrease was primarily due to a $4.3 million impairment of goodwill that was recognized in Q1 2020, partially offset by increased sales and marketing expenditures during the first quarter of 2021.

Net loss in the first quarter of 2021 was $2.0 million, or $(0.04) per share, as compared to a net loss of $6.2 million, or $(0.18) per share in the first quarter of 2020, based on 56.3 million and 34.7 million average shares outstanding, respectively.

Adjusted EBITDA (a non-GAAP measure management uses as a proxy for operating cash flow, as defined below) declined 16%, or $194,000, to $(1.4) million in the first quarter of 2021 compared to $(1.2) million in the first quarter of 2020. Adjusted EBITDA as a percentage of revenue in the first quarter of 2021 was negative twenty-six percent (26)% compared to negative twenty-five percent (25)% in the first quarter of 2020.

We raised $34.4 million from sale of securities through our at-the-market offering (the "ATM") in Q1 2021 and our cash balance as of March 31, 2021 was $65.5 million. From June 2020 to April 2021, we have raised total gross proceeds of $75.0 million through the ATM.

Conference Call

IZEA will hold a conference call to discuss its first quarter 2021 results on Thursday, May 13th at 5:00 p.m. Eastern Daylight Time. IZEA's Chairman and CEO Ted Murphy, CFO Peter Biere, and COO Ryan Schram will host the call, followed by a question and answer period.

Date: Thursday, May 13, 2021
Time: 5:00 p.m. Eastern Daylight Time
Toll-free dial-in number: 1-877-300-8521
International dial-in number: 1-412-317-6026

The conference call will be webcast live and available for replay via the investors section of our website at https://izea.com/. Please call the conference telephone number five minutes prior to the start time. An operator will register your name and organization. A replay of the call will be available after 8:00 p.m. EDT on the same day through May 20, 2021.

Toll-free replay number: 1-844-512-2921
International replay number: 1-412-317-6671
Replay ID: 10156093

About IZEA Worldwide, Inc.

IZEA Worldwide, Inc. (“IZEA”) is a marketing technology company providing software and professional services that enable brands to collaborate and transact with the full spectrum of today’s top social influencers and content creators. The company serves as a champion for the growing Creator Economy, enabling individuals to monetize their content, creativity, and influence. IZEA launched the industry’s first-ever influencer marketing platform in 2006 and has since facilitated nearly 4 million transactions between online buyers and sellers. Leading brands and agencies partner with IZEA to increase digital engagement, diversify brand voice, scale content production, and drive measurable return on investment.

Use of Key Metrics and Non-GAAP Financial Measures
We define gross billings, a key metric, as the total dollar value of the amounts earned from our customers for the services we performed, or the amounts billed to our customers for their self-service purchase of goods and services on our platforms. Gross billings for Marketplace Spend are the amounts of our reported revenue plus the cost of payments we made to third-party creators providing the content or sponsorship services, which are netted against revenue for generally accepted accounting principles in the United States (“GAAP”) reporting purposes. Gross billings for all other revenue types equals the revenue reported in our consolidated statements of operations.

We consider this metric to be an important indicator of our performance as it measures the total dollar volume of transactions generated through our marketplaces. Tracking gross billings allows us to evaluate our transaction totals on an equal basis in order for us to see our contribution margins by revenue stream so that we can better understand where we should be allocating our resources. Additionally, because we invoice our customers on a gross basis based on our services or their transactions plus a fee, tracking gross billings is critical as it pertains to our credit risk and cash flow.

Bookings is a key metric and is our measure of all sales orders minus any known cancellations or refunds in a period. Management uses bookings to inform expectations of total sales activity. Bookings are not always an indicator of revenue and could be subject to future adjustment. Revenue from Managed Services bookings are typically recognized over a 6-month period on average, though larger contracts may be recognized over longer periods of time.

"Adjusted EBITDA" is a non-GAAP financial measure under the rules of the Securities and Exchange Commission. EBITDA is commonly defined as "earnings before interest, taxes, depreciation and amortization." IZEA defines “Adjusted EBITDA” as earnings or loss before interest, taxes, depreciation and amortization, non-cash stock-based compensation, gain or loss on asset disposals or impairment, and certain other unusual or non-cash income and expense items such as gains or losses on settlement of liabilities and exchanges, and changes in the fair value of derivatives, if applicable.

We believe that Adjusted EBITDA provides useful information to investors as it primarily excludes non-cash transactions, and it provides consistency to facilitate period-to-period comparisons.

All companies do not calculate gross billings, bookings and Adjusted EBITDA in the same manner. These metrics as presented by IZEA may not be comparable to those presented by other companies. Moreover, these metrics have limitations as analytical tools, and you should not consider them in isolation or as a substitute for an analysis of our results of operations as reported under GAAP. A reconciliation of GAAP to non-GAAP results is included in the financial tables included in this press release.

Safe Harbor Statement
All statements in this release that are not based on historical fact are “forward-looking statements” intended to qualify for the safe harbor from liability established by the Private Securities Litigation Reform Act of 1995. Forward-looking statements, which are based on certain assumptions and describe our future plans, strategies and expectations, can generally be identified by the use of forward-looking terms such as “may,” “will,” “would,” “could,” “should,” “expects,” “anticipates,” “estimates,” “believes,” “intends,” “likely,” “projects,” “plans,” “pursue," “strategy” or “future,” or the negative of these words or other words or expressions of similar meaning. Examples of forward-looking statements include, among others, statements we make regarding expectations regarding future results and the realization of revenue from sales activity, bookings, expectations with respect to operational efficiency, revenue and margins based on bookings, plans for improvements to software platforms, the financial impact of investments in our software business, continuation of new IZEAx customers and their effect on future sales, and expectations concerning IZEA’s business strategy. Forward-looking statements involve inherent risks and uncertainties which could cause actual results to differ materially from those in the forward-looking statements, as a result of various factors including, among others, the following: our ability to raise additional funding needed to fund our business operation in the future, uncertainty relating to the effects of COVID-19, competitive conditions in the content and social sponsorship segment in which IZEA operates; failure to popularize one or more of the marketplace platforms of IZEA; changing economic conditions that are less favorable than expected; and other risks and uncertainties described in IZEA’s periodic reports filed with the Securities and Exchange Commission. The forward-looking statements made in this release speak only as of the date of this release, and IZEA assumes no obligation to update any such forward-looking statements to reflect actual results or changes in expectations, except as otherwise required by law.

Press Contact
Martin Smith
IZEA Worldwide, Inc.
Phone: 407-674-6911
Email: ir@izea.com

IZEA Worldwide, Inc.
Consolidated Balance Sheets

	March 31, 2021	December 31, 2020
Assets
Current assets:
Cash and cash equivalents	$65,465,588	$33,045,225
Accounts receivable, net	4,071,940	5,207,205
Prepaid expenses	380,407	199,294
Other current assets	48,340	74,467
Total current assets	69,966,275	38,526,191

Property and equipment, net	219,563	230,918
Goodwill	4,016,722	4,016,722
Intangible assets, net	288,889	505,556
Software development costs, net	1,356,308	1,472,684
Total assets	$75,847,757	$44,752,071

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable	$1,675,520	$1,880,144
Accrued expenses	1,680,722	1,924,973
Contract liabilities	7,222,120	7,180,264
Current portion of notes payable	1,797,976	1,477,139
Total current liabilities	12,376,338	12,462,520

Finance obligation, less current portion	34,292	43,808
Notes payable, less current portion	138,900	459,383
Total liabilities	12,549,530	12,965,711

Commitments and Contingencies	—	—

Stockholders’ equity:
Preferred stock; $.0001 par value; 10,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock; $.0001 par value; 200,000,000 shares authorized; 59,123,449 and 50,050,167, respectively, issued and outstanding	5,912	5,005
Additional paid-in capital	135,919,529	102,416,131
Accumulated deficit	(72,627,214)	(70,634,776)
Total stockholders’ equity	63,298,227	31,786,360

Total liabilities and stockholders’ equity	$75,847,757	$44,752,071

IZEA Worldwide, Inc.
Consolidated Statements of Operations and Comprehensive Loss

	Three Months Ended March 31,
	2021	2020
Revenue	$5,375,632	$4,763,668

Costs and expenses:
Cost of revenue (exclusive of amortization)	2,404,752	2,140,517
Sales and marketing	2,078,323	1,523,143
General and administrative	2,535,147	2,417,838
Impairment of goodwill	—	4,300,000
Depreciation and amortization	365,529	501,269
Total costs and expenses	7,383,751	10,882,767

Loss from operations	(2,008,119)	(6,119,099)

Other income (expense):
Interest expense	(13,793)	(6,618)
Other income (expense), net	29,474	(37,744)
Total other income (expense), net	15,681	(44,362)

Net loss	$(1,992,438)	$(6,163,461)

Weighted average common shares outstanding – basic and diluted	56,334,219	34,681,198
Basic and diluted loss per common share	$(0.04)	$(0.18)

Revenue by type:

	Three Months Ended March 31,
	2021		2020		$ Change	% Change
Managed Services Revenue	$4,872,034	91%	$4,125,061	87%	$746,973	18%

Marketplace Spend Fees	108,797	2%	166,293	3%	(57,496)	(35)%
License Fees	383,041	7%	451,548	10%	(68,507)	(15)%
Other Fees	11,760	—%	20,766	—%	(9,006)	(43)%
SaaS Services Revenue	503,598	9%	638,607	13%	(135,009)	(21)%

Total Revenue	$5,375,632	100%	$4,763,668	100%	$611,964	13%

Gross billings by revenue type:

	Three Months Ended March 31,				YTD	YTD
	2021		2020		$ Change	% Change
Managed Services Gross Billings	$4,872,034	74%	$4,125,061	68%	$746,973	18%

Marketplace Spend Fees	1,351,592	20%	1,499,774	25%	(148,182)	(10)%
License Fees	383,041	6%	451,548	7%	(68,507)	(15)%
Other Fees	11,760	—%	20,766	—%	(9,006)	(43)%
SaaS Services Gross Billings	1,746,393	26%	1,972,088	32%	(225,695)	(11)%

Total Gross Billings	$6,618,427	100%	$6,097,149	100%	$521,278	9%

IZEA Worldwide, Inc.
Reconciliation of GAAP Net loss to Non-GAAP Adjusted EBITDA

	Three Months Ended March 31,
	2021	2020
Net loss	$(1,992,438)	$(6,163,461)
Non-cash stock-based compensation	197,986	129,571
Non-cash stock issued for payment of services	34,696	31,250
Interest expense	13,793	6,618
Depreciation and amortization	365,529	501,269
Impairment of goodwill	—	4,300,000
Other non-cash items	(7,914)	—
Adjusted EBITDA	$(1,388,348)	$(1,194,753)

Revenue	$5,375,632	$4,763,668
Adjusted EBITDA as a % of Revenue	(26)%	(25)%